INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 to Form S-1 and in Amendment No. 1 to Registration Statement No. 333-71111 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. on Form S-3 of our report relating to Ferrellgas, Inc. and Subsidiaries dated September 16, 2000, appearing in this Form 8-K.



DELOITTE & TOUCHE LLP
Kansas City, Missouri
December 20, 2000